EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of MKS Instruments, Inc. (the "Company") for the period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, John T.C. Lee, President and Chief Executive Officer of the Company, and Seth H. Bagshaw, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2023	/s/ John T.C. Lee
John T.C. Lee President and Chief Executive Officer (Principal Executive Officer)

Dated: May 5, 2023	/s/ Seth H. Bagshaw
Seth H. Bagshaw Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)